                                                                    Exhibit 99.1




                  SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES

                           Represented by Local #35
                     International Chemical Workers Union
                        at Florida Minerals Operations
                            of IMC-Agrico MP, Inc.


              (As Amended and Restated Effective January 1, 1996)

                  SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES

                           Represented by Local #35
                     International Chemical Workers Union
                        at Florida Minerals Operations
                            of IMC-Agrico MP, Inc.

                               TABLE OF CONTENTS

                               -----------------


Article       Section                                                       Page
-------       -------                                                       ----

ARTICLE 1     TITLE..........................................................  1

ARTICLE 2     DEFINITIONS....................................................  2

ARTICLE 3     PARTICIPATION
  Section 3.1.    Eligibility Requirements...................................  6
  Section 3.2.    Applications...............................................  7
  Section 3.3.    Termination of  Participation..............................  7
  Section 3.4.    Safe-Harbor For Leased Employees...........................  7

ARTICLE 4     SALARY REDUCTION CONTRIBUTIONS
  Section 4.1.    Contributions Allowed......................................  8
  Section 4.2.    Changes in Amount of Contributions.........................  9
  Section 4.3.    Automatic Suspension of Contributions......................  9
  Section 4.4.    Voluntary Suspension of Contributions...................... 10
  Section 4.5.    Rollover Contributions..................................... 10
  Section 4.6.    Actual Deferral Percentage................................. 12
  Section 4.7.    Definitions................................................ 12
  Section 4.8.    Special Rules.............................................. 13
  Section 4.9.    Distribution of Excess Deferrals........................... 14
  Section 4.10.   Distribution of Excess Contributions....................... 14

ARTICLE 5     EMPLOYER CONTRIBUTIONS
  Section 5.1.    Amount of Contributions.................................... 15
  Section 5.2.    Statutory Limitations on Contributions..................... 16
  Section 5.3.    Limitation Year............................................ 19

ARTICLE 6     TRUST AND INVESTMENT PROVISIONS
  Section 6.1.    Trustee.................................................... 19
  Section 6.2.    Investment of Contributions................................ 19
  Section 6.3.    Limitations on Investment Directions....................... 20
  Section 6.4.    Change in Investment Direction............................. 20
  Section 6.5.    Investment Income.......................................... 21




Article       Section                                                       Page
-------       -------                                                       ----
  Section 6.6.    Expenses of Funds...........................................21
  Section 6.7.    Investment Manager..........................................21
  Section 6.8.    ERISA Section 404(c) Plan...................................22

ARTICLE 7     PARTICIPANTS' PLAN ACCOUNTS
  Section 7.1.    Plan Accounts and Vesting...................................23
  Section 7.2.    Units.......................................................24
  Section 7.3.    Valuation of Funds..........................................25
  Section 7.4.    Valuation of Fund Sub-Accounts as of a Valuation Date.......25
  Section 7.5.    Value of Plan Accounts......................................25
  Section 7.6.    Committee to Furnish Annual Statements of
                   Value of Plan Accounts.....................................25
  Section 7.7.    Transfers from Other Savings and Profit Sharing Plans.......25

ARTICLE 8     WITHDRAWALS, DISTRIBUTION AND LOANS
  Section 8.1.    Hardship Withdrawal from Salary Reduction Accounts..........28
  Section 8.2.    Other Withdrawals from Salary Reduction Account.............29
  Section 8.3.    Loans.......................................................30
  Section 8.4.    Distribution Upon Termination of Employment.................33
  Section 8.5.    Time and Manner of Distributions............................33
  Section 8.6.    Designation of Beneficiary..................................33
  Section 8.7.    Distribution to Minor and Disabled Distributees.............35
  Section 8.8.    Deferral of Distribution upon Termination of Employment.....35
  Section 8.9.    Conditions for Distributions to Beneficiary, Upon Death
                  of a Participant............................................38
  Section 8.10.   Direct Rollovers............................................39

ARTICLE 9     SPECIAL RULES RELATING TO RE-EMPLOYMENT OF
              TERMINATED EMPLOYEES AND EMPLOYMENT BY RELATED
              ENTITIES........................................................39

ARTICLE 10    ADMINISTRATION
  Section 10.1.   The Committee...............................................40
  Section 10.2.   Plan Administrator..........................................43
  Section 10.3.   Claims Procedure............................................43
  Section 10.4.   Notices to Participants and Distributees....................44
  Section 10.5.   Notices to Committee or Employers...........................44
  Section 10.6.   Records.....................................................45
  Section 10.7.   Reports of Trust Fund.......................................45

ARTICLE 11    PARTICIPATION BY OTHER EMPLOYERS
  Section 11.1.   Adoption of Plan............................................45
  Section 11.2.   Withdrawal from Plan........................................45
  Section 11.3.   Company as Agent for Employers..............................45


Article       Section                                                       Page
-------       -------                                                       ----

ARTICLE 12    CONTINUANCE BY A SUCCESSOR......................................46

ARTICLE 13    NON-ASSIGNABILITY EXCEPTIONS FOR DOMESTIC RELATIONS
              ORDERS AND LOANS
  Section 13.1.   Domestic Relations Orders...................................47
  Section 13.2.   Loans.......................................................47

ARTICLE 14    MISCELLANEOUS
  Section 14.1.   Expenses....................................................48
  Section 14.2.   Non-Assignability...........................................48
  Section 14.3.   Employment Non-Contractual..................................48
  Section 14.4.   Limitation of Rights........................................49
  Section 14.5.   Merger or Consolidation with Another Plan...................49
  Section 14.6.   Reversion of Employer contributions.........................49

ARTICLE 15    AMENDMENT, WITHDRAWAL AND TERMINATION
  Section 15.1.   Amendment...................................................50
  Section 15.2.   Withdrawal..................................................50
  Section 15.3.   Termination.................................................50
  Section 15.4.   Trust to be Applied Exclusively for Participants and Their
                  Beneficiaries...............................................51
  Section 15.5.   Distribution Upon Sale of Assets............................51
  Section 15.6.   Distributions Upon Sale of Subsidiary.......................51

ARTICLE 16    TRANSFER OF ACCOUNT BALANCES
  Section 16.1.   Transfer of Accounts and Vesting............................52
  Section 16.2.   Participant Accounts........................................52
  Section 16.3.   Contributions...............................................53
  Section 16.4.   Distribution from Participant's Accounts Upon Termination
                  of Employment...............................................53
  Section 16.5.   Distribution of Benefits Upon Death.........................57
  Section 16.6.   Withdrawals from Members' Accounts During Employment........60

                   SALARY REDUCTION PLAN FOR HOURLY EMPLOYEES

                            Represented by Local #35
                      International Chemical Workers Union
                         at Florida Minerals Operations
                             of IMC-Agrico MP, Inc.

                       ----------------------------------

          The Salary Reduction Plan for Hourly Employees Represented by Local #35 International Chemical Workers Union at Florida Minerals Operations of IMC-Agrico MP, Inc. (the "Plan," known before July 1, 1993 as the "Salary Reduction Plan for Hourly Employees Represented by Local #35 International Chemical Workers Union at Florida Minerals Operations of IMC Fertilizer, Inc.) was adopted effective January 1, 1988.

          Effective July 1, 1993, IMC-Agrico MP, Inc. assumed sponsorship of this Plan. All employees of IMC Fertilizer, Inc. who became employees of IMC-Agrico MP, Inc. on July 1, 1993 automatically became participants in this Plan with no break or interruption in employment, service, or Plan participation.

          This amendment and restatement is effective January 1, 1996 unless otherwise noted. In all cases where this Plan refers to a person, the reference pertains to both genders.

                                    ARTICLE 1
                                   ----------
                                     TITLE
                                     -----

          The title of this Plan is the "Salary Reduction Plan for Hourly Employees Represented by Local #35 International Chemical Workers Union at Florida Minerals Operations of IMC-Agrico MP, Inc."

                                   ARTICLE 2
                                  ----------
                                  DEFINITIONS
                                  -----------

          As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise:

          (1) Active Participant. A participant who is presently making contributions to the Plan pursuant to Section 4.1.

          (2) Administrator. The Plan Administrator appointed by the Company pursuant to Section 10.2. and as defined in ERISA.

          (3) Affiliate. Any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as an Employer or an unincorporated trade or business which is under common control with an Employer (as determined under Section 414(c) of the Code).

          (4)  Beneficiary. The person or persons who shall be entitled under
               Section 8.8 to receive benefits in the event of the death of a Participant.

          (5) Break in Service. Any period during which an Employee is not employed by an Employer which is not included in a Period of Employment and which is in excess of twelve months.

          (6) Code. The Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

          (7) Committee. The Committee appointed by the Board of Directors of the Company pursuant to Section 10.1.

          (8) Company. IMC-Agrico MP, Inc., a Delaware corporation, and any organization which shall succeed to the business of such corporation and adopt the Plan pursuant to Article 12.

          (9) Compensation. Regular straight time hourly earnings for all straight time hours actually worked, and vacation pay. Compensation considered under the Plan shall not be in excess of $150,000 annually as adjusted by the Secretary in accordance with
               Section 401(a)(17) of the Code. For Plan Years beginning prior to January 1, 1997, in the case of a participant who is a Highly Compensated Employee and who is a "5-percent owner" (as defined in Section 416(i)(1)(A)(iii) of the Code) or one of the ten most highly compensated Employees of an Employer, all members of the family unit which includes such Employee will be treated as one Employee and the limitations set forth in the preceding sentence will be allocated among all the members of such family unit in proportion to their amount of compensation. For this purpose, a family unit of a person includes that person, his or spouse, and his or her lineal descendants who have not attained age 19 before the end of the Plan Year. For purposes of
               Article 4 the term "compensation" shall have the meaning prescribed in Section 414(s) of the Code and for purposes of
               Section 5.2, the term "compensation" shall have the meaning prescribed by Section 415 of the Code.

          (10) Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          (11) Distributee. A person entitled to receive a distribution from the Trust under Article 8. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Article 13 and Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

          (12) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

          (13) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities.)

          (14) Employee. An individual who is employed by an Employer. Notwithstanding anything in this Plan to the contrary, an individual who provides services to an Employer pursuant to a written agreement with an entity that is not an Employer or pursuant to a contract that identifies the individual as an independent contractor shall not be an Employee, regardless of the individual's employment status under common law.

          (15) Employer. The Company and any other corporation which shall, with the consent of the Company, elect to participate in the Plan in the manner described in Section 11.1 and any successor corporation which shall adopt the Plan pursuant to Article 12. If any such corporation shall withdraw from participation in the Plan pursuant to Section 11.2, or shall terminate its participation in the Plan pursuant to Section 15.3, such corporation shall thereupon cease to be an Employer.

          (16) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

          (17) Family Member. An individual described in Section 414(q)(6)(B) of the Code.

          (18) Highly Compensated Employee. Effective January 1, 1997, a Participant or former Participant who is a highly compensated employee as defined in Code Section 414(q). Generally, any Participant or former Participant is considered a Highly Compensated Employee if such Participant or former Participant:

               a) was a "five percent owner" (as defined in Code Section 416(i)) at any time during the Plan Year or the preceding Plan Year, or

               b) for the preceding Plan Year received compensation (as defined in Code Section 414(q)) from the Employer in excess of $80,000 (as adjusted for cost-of-living increases pursuant to Section 414(q)(1) of the Code) and, if an Employer elects, was in the top-paid group of Employees for such preceding Plan Year.

          (19) Investment Manager. The investment manager who may be appointed pursuant to Section 6.6.

          (20) Military Service. Effective December 12, 1994, the performance of duty on a voluntary or involuntary basis in a uniformed service, within the meaning of the Uniformed Services Employment and Reemployment Rights Act of 1994, for a period not longer than five years.

          (21) Non-Highly Compensated Employee. An Employee of an Employer who is not a Highly Compensated Employee.

          (22) Participant. An Employee who has satisfied the requirements set forth in Section 3.1, has elected to participate in the Plan pursuant to Section 3.2, and whose participation has not terminated pursuant to Section 3.3.

          (23) Period of Employment. Each period of time during which an Employee is employed by an Employer. An Employee's employment shall not be terminated by reason of a leave of absence from active employment granted by his Employer, pursuant to a policy uniformly applied in all similar circumstances, because of (a) Military Service, attendance at a school or training program at the request of his Employer, government service in a civilian capacity, jury duty, or layoff; or (b) because of disability, provided that if he does not return to active employment with an Employer before the later of (i) the time specified in his leave, or if not specified therein, three years from the inception thereof, (ii) cessation of his disability, as the case may be, his employment shall be considered terminated as of the earlier of twelve months after the last day of the month in which such leave began and the last day of the month in which such leave of absence terminated.

               Maternity or paternity leave shall be deemed to be a Period of Employment where necessary to prevent a Break in Service, either in the Plan Year such leave is begun or the following Plan Year.

               An Employee's absence from Service because of compulsory engagement in Military Service shall be considered a leave of absence granted by his Employer and notwithstanding any provision of the first paragraph of this subsection shall not terminate his Service or create a Break in Service if he returns to active employment with an Employer within thirty days following the period of time during which he has reemployment rights under any applicable federal law.

          (24) Plan. The plan herein set forth, as from time to time amended.

          (25) Plan Accounts. The sum of a Participant's Salary Reduction Account and Rollover Account.

          (26) Plan Year. The Plan Year shall mean the calendar year.

          (27) Salary Reduction Contributions. The contributions made by an Employer pursuant to Section 4.1(a) on behalf of an Active Participant in lieu of current Compensation.

          (28) Service. If ever required by the terms of this Plan or by operation of law to determine eligibility, participation or vesting, an Employee's Service shall be the total of his Periods of Employment by an Employer. Any Break in Service of less than twelve months duration shall be included in an Employee's Service.

          (29) Trust. The trust created by agreement between the Company and the Trustee, as from time to time amended.

          (30) Trustee. The trustee provided for in Section 6.1, or any successor trustee or, if there shall be more than one trustee acting at any time, all of such trustees collectively.

          (31) Trust Fund. All money and property of every kind held by the Trustee under the Trust.

          (32) Union. Local #35 of the International Chemical Workers Union at the Florida Minerals Operations of IMC-Agrico MP, Inc.

          (33) Valuation Date. The last day of the calendar month. Effective April 1, 1996, the Valuation Date shall be each business day.

          (34) Voice Response System. The Marshall & Ilsley Mi Retirement Line automated voice response system.



                                   ARTICLE 3
                                   ---------
                                 PARTICIPATION
                                 -------------

          Section 3.1.  Eligibility Requirements.

          (a)    Active Participants.  A person who:

          (i)    is an Employee of an Employer at the Florida Minerals
                 Operations;

          (ii)   is paid on an hourly basis;

          (iii)  falls within the jurisdiction of the Union;

          (iv) has an effective application under Section 3.2 on file with the Committee; shall be eligible to be a Participant in the Plan and shall commence active participation on the date specified in subsection (b).

          (b) Commencement Date for Active Participation. A person who has satisfied the conditions of subsection (a) above shall become an Active Participant as soon as practicable following the date such conditions are first satisfied.

           Section 3.2. Applications. An eligible Employee under Section 3.1(a) may become an Active Participant by applying through the Voice Response System, in the manner prescribed by the Committee. Such application must be made prior to the date upon which participation is to commence or, if participation is to commence on an effective date, such application must be made prior to a date to be prescribed by the Committee and communicated to all eligible Employees. Such application shall authorize the Employee's Employer to reduce his current Compensation in the amount elected by the Employee pursuant to Article 4 and to contribute the amount of such reduction to the Trust Fund and/or authorize the Employee's Employer to deduct weekly contributions from the Employee's Compensation in the amount specified by the Employee pursuant to Article 4. This application shall evidence the Employee's acceptance of and agreement to all of the provisions of the Plan.

           Section 3.3. Termination of Participation. A Participant shall continue as such until his termination of employment for whatever reason; provided, however, if a Participant shall be transferred from one Employer to another Employer or from an Employer to an Affiliate, such transfer shall not terminate the Participant's participation in the Plan and such Participant shall continue to participate in the Plan until an event shall occur which would have terminated his participation had he continued in the service of an Employer until the occurrence of such event, but during any period during which he is not employed by an Employer he shall not be an Active Participant and shall not be entitled to make contributions to the Plan pursuant to Section 4.1.

           Section 3.4. Safe-Harbor For Leased Employees. Notwithstanding any other provisions of the Plan, for purposes of the pension requirements of
Section 414(n)(3) of the Code, the Employees of the Employer shall include leased employees within the meaning of Section 414(n)(2) of the Code, but no such leased employee shall become a participant in, or be entitled to contributions under, the Plan.

                                   ARTICLE 4
                                   ---------
                         SALARY REDUCTION CONTRIBUTIONS
                         ------------------------------

           Section 4.1. Contributions Allowed. A Participant shall elect to participate in the Plan by electing to have his Employer contribute to the Trust Fund on his behalf in an amount the Employee has authorized, through the Voice Response System, to forego in current Compensation. These contributions shall be known as Salary Reduction Contributions.

          (a) Salary Reduction Contributions. An Employer shall contribute to the Trust Fund on behalf of each Active Participant employed by the Employer, an amount equal to the amount the Active Participant has authorized by the Voice Response System to forego in current Compensation. A Participant may elect an amount which shall be in whole dollar increments ranging from $5.00 to $100.00 per week. Effective July 1, 1997, a Participant may elect an amount which shall be in whole dollar increments ranging from $5.00 to $150.00 per week. Such contributions will be made weekly at the close of each pay period. Notwithstanding the foregoing, no contributions may be made under this paragraph, unless such contribution complies with the provisions of Article 5 of this Plan.

          An agreement to reduce current Compensation under this paragraph shall be subject to rules and regulations governing such agreements as promulgated by the Internal Revenue Service.

          Notwithstanding anything in this Section to the contrary, no Salary Reduction Contribution Percentage elected by a Participant may result in a dollar amount of Salary Reduction Contributions in any calendar year which exceeds $9500 (or such amount as in effect for such year under Section 402(g) of the Code). In the event a Participant's Salary Reduction Contributions under this Subsection in any calendar year exceed $9500, or such Salary Reduction Contributions in any calendar year, when combined with any other cash or deferred arrangement contributions in such calendar year, exceed $9500 (or such other amount as in effect for such year under Section 402(g) of the Code), such excess, if it occurs under this Subsection 4.1(a) shall be distributed to the Participant along with any accrued interest or earnings thereon no later than April 15 of the calendar year succeeding the year in which such excess was contributed. If such excess occurs as a result of contributions made under this Subsection 4.1(a) when combined with any other cash or deferred arrangement contributions made by the Participant, then the excess will be distributed pursuant to Section 4.9 below.

          (b) Military Service. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, Salary Reduction Contributions will be permitted for periods of Military Service upon a Participant's reemployment by an Employer after such Military Service, as required by the Uniformed Services Employment and Reemployment Rights Act of 1994 and in accordance in with Section 414(u) of the Code.

          Section 4.2. Changes in Amount of Contributions. The amount of an Active Participant's Salary Reduction Contributions shall continue in effect until the Active Participant changes the amount of such contributions. An Active Participant may change the amount of his Salary Reduction Contributions within the limitations prescribed in Section 4.1 using the Voice Response System.

          Section 4.3. Automatic Suspension of Contributions. An Active Participant's Salary Reduction Contributions shall be suspended automatically for the period and under the circumstances specified in Section 8.1 and for any period during which the Active Participant is absent without Compensation or is no longer an Active Participant.

          Section 4.4. Voluntary Suspension of Contributions. Any Active Participant may, by giving written notice, in the form prescribed by the Committee, to his Employer, suspend his

Salary Reduction Contributions effective as soon as practicable following the date such notice has been given. Such a voluntarily suspended Participant may, by notifying the Voice Response System, regain active status in the Plan at any time following the suspension of contributions for at least six months.

          Section 4.5.  Rollover Contributions.

          (a) With the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and, in the opinion of legal counsel for the Employers, the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employers. The amounts transferred shall be set up in a separate account herein referred to as "Rollover Account." Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

          (b) Amounts in a Participant's Rollover Account may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Paragraph (c) of this Section 4.5. The amount shall be credited in participating units in accordance with the Participant's investment direction to the appropriate sub-accounts of such Rollover Account. If a rollover contribution is made by an eligible Employee prior to his becoming a Participant, such Employee shall, until such time as he becomes a Participant, be deemed to be a Participant for all purposes of the Plan except for purposes of making contributions to the Plan pursuant to Section 4.1.

          (c) Distributions may be made only in accordance with Article 8 of the Plan and such distributions shall be valued in accordance with Sections 7.3 through 7.5 as applicable.

          (d) For purposes of this Section 4.5 the term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions received by an Employee which are eligible for tax-free rollover to a qualified plan and which are transferred by the Employee to this Plan within sixty (60) days following his receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (1) were previously distributed to the Employee by another qualified plan, (2) were eligible for tax-free rollover to a qualified plan, (3) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof, and (4) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account. Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employers that the amounts to be transferred meet the requirements of this Section.

          (e) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a).

          (f) Notwithstanding anything herein to the contrary, this Plan shall not accept any direct transfers from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan, which transfer would result in the Plan's being required to provide for a life annuity form of payment.

          Section 4.6.  Actual Deferral Percentage.

          (a) Effective July 1, 1997, the Average Actual Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for

Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year multiplied by 1.25; or

          (b) Effective July 1, 1997, the Average Actual Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year shall not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for the current Plan Year for Eligible Participants who are Highly Compensated Employees for such Plan Year does not exceed the Average Actual Deferral Percentage for the immediately preceding Plan Year for Eligible Participants who are Non-Highly Compensated Employees for such immediately preceding Plan Year by more than two
(2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

           Section 4.7. Definitions. For purposes of Section 4.10 and succeeding Sections in Article 4, the following definitions shall be used.

          (a) "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage), of Salary Reduction Contributions on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year while an Eligible Participant.

          (b) "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Eligible Participants in a group.

          (c) "Eligible Participant" shall mean any Employee of the Employer who is otherwise authorized under the terms of the Plan to have Salary Reduction Contributions allocated to his account for the Plan Year.

          Section 4.8.  Special Rules.

          (a)  For purposes of Section 4.10 and succeeding subsections in
Article 4, the Actual Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Salary Reduction Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such Salary Reduction Contributions were made under a single arrangement.

          (b) For Plan Years beginning prior to January 1, 1997, for purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members to the extent required by Section 401(k) of the Code and the regulations thereunder.

          (c) The determination and treatment of the Salary Reduction Contributions and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          Section 4.9.  Distribution of Excess Deferrals.

          (a) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15 of each year to Participants who claim such allocable Excess Deferral Amounts for the preceding calendar year.

          (b) For purposes of this Section, "Excess Deferral Amount" shall mean the amount of Salary Reduction Contributions for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in
(c) below.

          (c) The Participant's claim shall be in writing, shall be submitted to the Plan Administrator no later than March 1; shall specify the Participant's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

          (d) Maximum Distribution Amount. The Excess Deferral Amount distributed to a Participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral, shall in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

          Section 4.10.  Distribution of Excess Contributions.

          (a) Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed no later than the last day of each Plan Year to Participants on whose behalf such Excess Contributions were made for the preceding Plan Year.

          (b) Excess Contributions. For purposes of this amendment, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

          (c) Determination of Income. The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Participant's Salary Reduction Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Salary Reduction Contributions on the last day of the preceding Plan Year.

          (d) Maximum Distribution Amount. The Excess Contributions which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Participant's account under the Plan or the Participant's Salary Reduction Contributions for the Plan Year.

          (e) Accounting for Excess Contributions. Amounts distributed under this Section 4.10 shall first be treated as distributions from the Participant's Salary Reduction Account.

                                   ARTICLE 5
                                  ----------
                            EMPLOYER CONTRIBUTIONS
                            ----------------------

          Section 5.1.  Amount of Contributions.

          (a) Subject to the limitations set forth in Section 5.2, each Employer shall contribute for and on account of each weekly pay period of each calendar year of such Employer the amount which the Participants who are Employees of such Employer have agreed to forego in current Compensation. Notwithstanding the foregoing, contributions by an Employer shall be delivered to the Trustee no later than 10 days after each weekly pay period.

          (b) This Plan is designed to qualify as a profit-sharing plan for purposes of Sections 401(a), 402, 404 and 412 of the Code.

          Section 5.2.  Statutory Limitations on Contributions.

          (a) Definition of Annual Additions. For purposes of the Plan, "Annual Addition" shall mean the amount allocated to a Participant's Plan Accounts during the Limitation Year which constitutes:

          (i)    Employer contributions,

          (ii)   Salary Reduction Contributions,

          (iii)  Employee contributions,

          (iv)   Forfeitures, and

          (v) Amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code.

          (b) Maximum Annual Addition. The maximum Annual Addition that may be contributed or allocated to a Participant's Plan Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

          (i)    the Defined Contribution Dollar Limitation, or

          (ii) 25 percent of the Participant's Compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year,

          and the sum of (1) and (2) below shall not exceed 1.

                 (1) The aggregate Annual Additions as of the close of such Plan Year to the Participant's Plan Accounts and in all other defined contribution plans maintained by his Employer and its Affiliates divided by the lesser of:

                      a) 125% of the aggregate maximum dollar amount which under Section 415(c)(1)(A) of the Code (as adjusted for increases in the cost of living in accordance with Treasury Regulations) could have been contributed on behalf of the Participant to a defined contribution plan for all of the Participant's years of Service, and

                      b) 35% of the aggregate of the Participant's Compensation for all of the Participant's years of Service.

                 (2) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by his Employer and its Affiliates (determined as of the close of such Limitation Year) divided by the lesser of:

                      a)  125% of the maximum dollar limitation contained in
                          Section 415(b)(1)(A) of the Code for such Limitation Year (as adjusted for increases in the cost of living in accordance with Treasury Regulations), and

                    b) 140% of the average of the Participant's Compensation for the three consecutive calendar years of his participation in such defined benefit plans during which his Compensation was the highest.

          (c) Special Rules. The Compensation limitation referred to in Section 5.2(b)(ii) shall not apply to:

          (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from Service which is otherwise treated as an Annual Addition, or

          (ii) Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

          (d) Definitions. For purposes of this Section 5.2, "Defined Contribution Dollar Limitation" shall mean $30,000 (as adjusted for cost-of-living increases pursuant to Section 415(d) of the Code).

          The term "his Employer and its Affiliates" shall include all corporations and unincorporated businesses which are members of the same controlled group of corporations under Section 414(b) of the Code or under common control under Section 414(c) of the Code, as the case may be, with the Participant's Employer and for this purpose more than 50% control as referenced in Section 415(h) of the Code shall apply. The terms "defined contribution plan" and "defined benefit plan" shall have the meanings set forth in Section 415 of the Code. Salary Reduction Contributions shall be treated as Employer contributions.

          (e) If the limitations set forth in the first clause of Section 5.2(b) above would be exceeded by an Employer's contributions on behalf of a Participant, first Employee contributions (should Employee contributions ever be permitted under the Plan) and next Salary Reduction

Contributions which are included in the Annual Additions described in 5.2(a) above, together with any earnings thereon, will be distributed to the Participant to the extent of such excess. If, after application of the foregoing rule, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, or under other facts and circumstances, the Annual Additions to a Participant's Plan Accounts in fact exceed either of the limitations described in 5.2(b) for a Limitation Year, the excess amount shall be withdrawn from the Participant's Plan Accounts and deposited in a suspense account for such Limitation Year. Such suspense account shall remain invested in the Fixed Income Fund and shall be allocated during succeeding Plan Years among the Participants' Plan Accounts until the amount in such suspense account is exhausted. If, during a Limitation Year, more than one suspense account created pursuant to this Section shall exist, allocation of the amounts contained in such accounts shall be allocated in the order of the Limitation Years to which such accounts relate. Such excess amount or amounts shall be used to reduce Employer contributions under Article 5 for the next Limitation Year (and succeeding Limitation Years, if necessary) for all of the remaining Participants in the Plan. If the limitation in the second clause of
Section 5.2(b) is exceeded, the benefit under the defined benefit plans shall be reduced until the requirements of the second clause are satisfied.

          Section 5.3. Limitation Year. For purposes of Section 5.2, "Limitation Year" shall mean the Plan Year.



                                   ARTICLE 6
                                   ---------
                        TRUST AND INVESTMENT PROVISIONS
                        -------------------------------

           Section 6.1. Trustee. A Trust shall be created by the execution of a Trust agreement between the Company and the Trustee. All contributions under the Plan shall be paid to the Trustee, and the Trustee shall have responsibility for the custody and investment thereof in accordance with the provisions of the Trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times, to such person or persons and in such amounts as the Committee shall direct in writing.

          The Company shall have the sole right to determine the form and terms of the Trust agreement, to amend such agreement at any time and from time to time, and to remove any Trustee or Trustees and select their successors.

          Trust assets shall be valued at least annually at the close of each Plan Year.

           Section 6.2. Investment of Contributions. Each Participant shall, by means of the Voice Response System, direct that his Salary Reduction Contributions be invested by the Trustee either entirely in one of the following funds or in increments of no less than 1% to any combination of the following funds.
          (a) An Equity Fund which at the discretion of the Committee shall be invested in mutual fund or similar investment vehicle which consists substantially of equity securities of U.S. corporations.

          (b) A Fixed Income Fund under which the funds shall be entrusted to one or more insurance companies or banks, and/or to a portfolio of guaranteed insurance contracts or other capital preservation investments of different maturities and interest rates in which a group of retirement or savings plans may participate, to be chosen at the sole discretion of the Committee, which companies and/or banks, as applicable, pursuant to a contract or contracts or other arrangement to be approved by the Committee, will invest the funds according to its sole discretion at fixed or floating rate of interest on the invested funds.

          (c) A Balanced Fund which shall be invested at the discretion of the Committee, in a mutual fund and other investment vehicle providing an investment mix.

           Section 6.3. Limitations on Investment Directions. No contributions may be directed under Section 6.2 where the instructions (a) would violate the provisions of the Plan, (b) would cause a Plan fiduciary to maintain the indicia of ownership of any Plan assets outside the jurisdiction of the United States District Courts, (c) would jeopardize the Plan's tax qualified status, (d) could bring about a loss in excess of a Participant's account balance, or (e) would result in a direct or indirect acquisition, sale or lease of property between a Participant and the Company or an Affiliate, or a direct or indirect loan to the Company or an Affiliate.

           Section 6.4. Change in Investment Direction. Once given, an investment direction may not be withdrawn or rescinded except as provided in this Section, and any such investment direction shall continue in effect until changed pursuant to this Section. Effective April 12, 1996, in accordance with rules and procedures established by the Committee, a Participant may elect effective on any Valuation Date to change his investment direction and/or transfer his existing account balances in any fund or funds to any other fund or in increments of no less than 1% of such account balances and/or contributions of funds.

          Any change in investment direction shall be made through the Voice Response System in the manner prescribed by the Administrator.

           Section 6.5. Investment Income. The income of each fund shall be added to such fund and the fund shall be invested and reinvested without distinction between principal and income.

           Section 6.6. Expenses of Funds. All charges and expenses incurred in connection with the purchase and sale of investments for a fund shall be charged to such fund.

          Section 6.7. Investment Manager. The Company may appoint an individual, or individuals, firm or corporation, which shall be known as the Investment Manager or Investment Managers, and which may be responsible, within the limitations set forth in the trust agreement, for selecting the investments to be made for one or more of the Equity Fund, the Fixed Income Fund and the Balanced Fund. The Investment Manager for a fund may either direct the Trustee to make sales or investments or make sales and investments with respect to such funds and direct the Trustee to take all necessary action to complete such sales and investments.

          Upon appointment or as soon as practicable after appointment, the Company and each Investment Manager it has appointed shall enter into a written agreement, which agreement shall include the following terms and conditions:

          (a) The Company shall have the right, at any time, with or without cause, to remove the Investment Manager. The Investment Manager may resign and such resignation shall be effective upon delivery of a written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of the Investment Manager to act hereunder, the Company may appoint a successor. All successor Investment Managers shall have all of the rights and privileges and all of the duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (b) The Investment Manager shall acknowledge that it is a fiduciary with respect to the Plan and the assets of the Plan subject to its control and shall discharge its duties (i) solely in the interest of Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Participants and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

          (c) The Investment Manager shall maintain accurate and detailed records of all investment directions given to the Trustee, and of sales and investments made by the Investment Manager with regard to the funds, which shall be available at all reasonable times for inspection by any person designated by the Committee or the Company. The Investment Manager, at the direction of the Committee or the Company, shall submit to the Committee, to the Company, to the Company's auditors and to others designated by the Committee, such reports or other information as they may reasonably require.

          In the event that an Investment Manager has not been appointed for any one or more of the Equity Fund, the Fixed Income Fund or the Balanced Fund, the Committee shall direct the Trustee with respect to investments for any such fund until an Investment Manager has been appointed for such fund.

          Section 6.8. ERISA Section 404(c) Plan. The Plan is intended to meet the requirements of Section 404(c) of ERISA and the provisions of the Plan shall be construed and interpreted to meet such requirements. The fiduciaries of the Plan may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

                                   ARTICLE 7
                                  ----------
                          PARTICIPANTS' PLAN ACCOUNTS
                          ---------------------------

          Section 7.1. Plan Accounts and Vesting. Effective January 1, 1988, Participants' Plan Accounts were measured in dollars. Effective April 1, 1996, Participants' Plan Accounts are measured in units of participation ("Units").

          (a) Plan Accounts. The Committee shall establish and maintain, or shall cause to be established and maintained by such agent or agents as it shall select for this purpose, for each Participant on or after January 1, 1988 or in the case of former Cyanamid Participants described in Article 16, on or after August 1, 1987, the following accounts:

          (i) Salary Reduction Account. This account shall reflect the value (in units) of amounts contributed under Section 4.1(a), investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals and distributions from the account.

          (ii) Rollover Account. This account shall reflect the value (in units) of amounts contributed under Section 4.5, investment earnings, gains, expenses and losses (realized and unrealized), and the amount of any withdrawals or distributions from the account.

          Each of the foregoing accounts shall be composed of an Equity Fund Sub-Account, a Fixed Income Fund Sub-Account and a Balanced Fund Sub-Account. Such Accounts and Sub-Accounts shall be solely for accounting purposes, and there shall be no segregation of assets of the funds among separate accounts. The books of account, form and accounting methods used in the administration of Participants' accounts shall be the sole responsibility of, and shall be subject to the supervision and control of, the Committee.

          (b) Vesting. Participants shall have a full and immediate nonforfeitable interest in the value of their Plan Accounts.

          Section 7.2.  Units.

          (a) The interest of Participants in the funds shall be measured by units in the particular fund, with gain or loss determined on a daily basis as of each Valuation Date as provided in the succeeding subsections. Each unit shall have an equal beneficial interest in the fund, and none shall have priority or preference over any other.

          (b) One unit is allocated to the Salary Reduction Account maintained for each Participant for each unit paid to the Trust on behalf of such Participant by an Employer prior to the first Valuation Date, and one unit is allocated to the Rollover Account maintained for each Participant for each unit paid to the Trust pursuant to Article 4 prior to such date. Units so allocated to accounts are allocated to the appropriate sub-accounts comprising such accounts in accordance with the Participants' directions made pursuant to
Section 6.2. As soon as practicable after the first Valuation Date, the Trustee determined the value of each fund as of such Valuation Date in the manner prescribed in Section 7.4, and the gain or loss so determined is divided by the total number of units allocated to the accounts and sub-accounts of such fund maintained for Participants in accordance with the preceding sentence. The resulting quotient is the value of a unit in such fund as of such Valuation Date and constitutes the initial gain or loss of a unit in such fund. Fractional units shall be calculated to six decimal places. Salary Reduction Contributions due but not received by the Trustee on a Valuation Date shall not be taken into account for purposes of determining the gain or loss of units under this subsection.

          (c) If a Participant's interest in a fund or any part thereof is distributed, withdrawn or transferred to an interest account pursuant to Article 8 of the Plan, the number of units representing such interest or portion thereof as of the applicable Valuation Date shall be cancelled for purposes of any subsequent determination of the gain or loss of units in such fund.

          Section 7.3. Valuation of Funds. The funds are valued on a unit method applied on a daily basis. The value of a fund as of any Valuation Date shall be the fair market value of all assets (including any uninvested cash) held by the fund as determined by the Trustee on the basis of such evidence and information as it may deem pertinent and reliable, reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee's determination of fair market value shall be binding and conclusive upon all parties. Salary Reduction Contributions pursuant to Section 4.1(a) which have been withheld from Active Participants' Compensation which have not been received by the Trustee on a Valuation Date and which, when received, would be part of the assets of the fund, shall not be taken into account in valuing the fund.

          Section 7.4. Valuation of Fund Sub-Accounts as of a Valuation Date. The value of a Participant's fund sub-accounts as of any Valuation Date shall be the units allocated or allocable to each such sub-account as of such Valuation Date.

          Section 7.5. Value of Plan Accounts. The value of a Participant's Plan Accounts as of any Valuation Date shall be the sum of the values of the sub-accounts comprising the Participant's accounts as described in Section 7.1(a).

          Section 7.6. Committee to Furnish Annual Statements of Value of Plan Accounts. The Committee shall, not less frequently than quarterly, deliver to each Participant a statement setting forth the account balances of such Participant.

          Section 7.7. Transfers from Other Savings and Profit Sharing Plans.

          (a) Transfer from the Other Plan to this Plan: Account Credits. Whenever a participant in any other savings or profit sharing plan for hourly or salaried employees of the Company (the "Other Plan") ceases pursuant to the terms of the Other Plan to be an eligible employee, and he is not entitled, under the terms of the Other Plan, to receive a distribution thereunder, but he thereafter becomes eligible to, and elects to become, a Participant in this Plan, then such Participant's interest in the Other Plan shall be transferred to the Trustee of this Plan to be held, invested, reinvested and distributed pursuant to the terms of the Plan and the Trust, and, as of the date of the transfer of any such Participant's interest in the Other Plan,

          (i) there shall be credited to the Employee Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Participant's contribution to the Other Plan,

          (ii) there shall be credited to the Employer Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents the Employer's contributions to the Other Plan, if any, made on his behalf, and

          (iii) there shall be credited to the Salary Reduction Account of such Participant that portion of his interest in the Other Plan which is transferred to the Trustee and which represents salary reduction contributions, if any, to the Other Plan.

          Any amounts credited to a Participant's Employee Account, Employer Account, Salary Reduction Account or Rollover Account shall be applied by crediting units to such account, the units credited to the account to be credited in accordance with the investment direction made by the Participant upon his election to participate in this Plan to the appropriate sub-accounts of such account.

          (b) Transfer of Loan Account Balances. Any outstanding balance(s) owed by a Participant for loan(s) granted to the Participant under the Other Plan shall be transferred concurrently with the crediting of his interest to the Plan as described at Section 7.7(a). All accounting of the loan(s) as assets of the Other Plan account, applicable amortization, interest on the balance outstanding, repayment credits and promissory note shall concurrently be transferred to the Plan Accounts established for the Participant, to preclude any default under or distribution by the Other Plan. The promissory note evidencing any such loan, and all other documents evidencing any loan under the Other Plan, shall be concurrently transferred to the Participant's Plan Accounts. In the event a Participant's transfer of employment from another participating Employer changes such Participant's current payroll status, any outstanding loan balance will be reamoritized in accordance with the terms of the Plan.

          (c) Distribution Under the Plan. Notwithstanding any provision of the Other Plan to the contrary, upon a Participant's termination of employment, while a Participant under this Plan, his total interest in the Plan, including any amount transferred from the Other Plan, shall be distributed pursuant to the provisions of Article 8 of this Plan, unless distribution pursuant to the corresponding provisions of the Other Plan as necessary to preserve the Participant's protected benefits under Section 411(d)(6) of the Code.

          (d) Transfer from this Plan to the Other Plan: Account Credits. Whenever a Participant in the Plan ceases pursuant to its terms to be an eligible Employee, and he is not entitled, under the terms of the Plan, to receive a distribution hereunder, but he thereafter becomes eligible to and elects to become a participant in an Other Plan, then his interest hereunder shall be transferred to the Trustee of the Other Plan to be held, invested, reinvested and distributed pursuant to the terms of the Other Plan and its trust, and as of the date of the transfer of any such Participant's interest in this Plan, there shall be subtracted from the Salary Reduction Account of the Participant that portion of his interest in this Plan which is transferred to the Other Plan trustee and which represents Salary Reduction Contributions, if any, to this Plan.

                                   ARTICLE 8
                                  ----------
                      WITHDRAWALS, DISTRIBUTION AND LOANS
                      -----------------------------------

          Section 8.1. Hardship Withdrawal from Salary Reduction Accounts. A Participant may request in writing that a hardship withdrawal be made from his Salary Reduction Account. The value of his Salary Reduction Account shall be determined pursuant to Sections 7.4 and 7.5, as applicable.

          No hardship withdrawal under this Section 8.1 shall exceed the sum of a Participant's Salary Reduction Contributions made after December 31, 1988 and the amount of his Salary Reduction Contributions and income allocable thereto as of December 31, 1988.

          Approval of any application for hardship withdrawal from a Participant's Salary Reduction Account shall only be given by the Committee where the Participant has shown that withdrawal is requested for one of the following reasons:

          (a) Medical expenses of the Participant, the Participant's spouse, or dependents, or to obtain medical treatment of the Participant, Participant's spouse or dependents,

          (b) Expenses for the purchase (excluding mortgage payments) of the principal residence of the Participant,

          (c) Tuition and room and board expenses for the next twelve month period of post-secondary education of the Participant, the Participant's spouse, children or dependents; and

          (d) Expenses to prevent the eviction from, or foreclosure on the mortgage on, the principal residence of the Participant.

          In addition the Participant must further show that the amount requested for hardship withdrawal is not in excess of the amount needed to satisfy expenses described in (a) through (d) above of this Section 8.2.

          Hardship withdrawals under this Section 8.1(a) through (d) may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          To be eligible for hardship withdrawal the Participant must have first obtained all distributions, other withdrawals and loans available to him under this Plan and any other qualified plan maintained by the Employers.

          A Participant who receives a hardship withdrawal under this Section
8.1 will be suspended from Plan participation for twelve months from the date on which he receives his hardship withdrawal.

          Salary Reduction Contributions made by such Participant in the calendar year following the year of hardship distribution will be limited to the annual dollar limitation in effect for that year, as denoted in Section 4.1(a), minus the Participant's Salary Reduction Contributions for the calendar year in which he received his hardship withdrawal.

           Section 8.2. Other Withdrawals from Salary Reduction Account. Withdrawals from the Salary Reduction Account are also permitted under the following circumstances and such withdrawals will not subject the Participants to any penalty under the Plan:

          (a) Disability Withdrawal. A Participant may make a cash withdrawal from his Salary Reduction Account at any time if the withdrawal is on account of a disability. The Committee shall not approve any such application for disability withdrawal unless it is satisfied that the Participant is disabled. For the purposes of this subsection, a Participant shall be considered disabled if (i) he is disabled within the meaning of the Company's Group Benefits Program for U.S. Union Hourly Employees of IMC-Agrico MP, Inc., or (ii) he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration, or (iii) he is disabled within the meaning of uniform, nondiscriminatory rules which the Committee may adopt. The Committee may require that the Participant submit whatever evidence it deems necessary to establish whether the Participant is disabled. The Committee may limit the amount which a disabled Participant may withdraw from his accounts, if the Committee deems such limitation is in the best interests of the Participant. The value of the Participant's account as of the requested withdrawal date shall be determined pursuant to Sections 7.4 or 7.5, as applicable.

          (b) Withdrawals from the Salary Reduction Account will also be permitted for a Participant who has attained the age of 59-1/2 years upon application made by him to the Administrator.

          Section 8.3. Loans. Upon application of an Active Participant, the Committee shall direct the Trustee to make a cash loan to a Participant. The terms of a loan shall be determined at the sole discretion of the Committee subject to the following conditions:

          (a) The term of a loan shall not exceed five years except that where the Participant has designated that the purpose of the loan is to purchase a principal residence for the Participant, the term of the loan shall not exceed ten years.

          (b) A general purpose loan may not be used to purchase securities.

          (c) A loan shall bear interest at the prevailing rate in the surrounding community for loans of similar risk, date of maturity and date of grant.

          (d) The amount of a loan shall not exceed the lesser of 50% of the value of the Participant's Plan Accounts or $50,000, and the loan shall be secured by the value of the Participant's Plan Accounts. The Committee may require the posting of other or additional security at any time during the term of the loan. The amount of a loan secured by the Plan Accounts shall be equal to a maximum of the lesser of 50% of the Plan Accounts or $50,000, minus the highest outstanding loan balance within the past year. For purposes of this paragraph, the value of the Participant's Plan Accounts shall be determined as at the Valuation Date which next succeeds the date on which the request for the loan is received.
          (e)  A loan shall be evidenced by a promissory note.

          (f) Payments of principal and interest shall be made by approximately equal payments on a basis that would permit the loan to be fully amortized over its term. Prepayments of principal and interest of the full remaining balance of the loan only, may be made without penalty. Loan payments by active Employees shall be made by weekly (as applicable) payroll deductions except for prepayments or where otherwise permitted by the Committee. Loan payments by inactive Employees or former Employees shall be made monthly to the Plan Administrator or his designee on the date and in the manner prescribed by him.

          (g) Loans shall be granted on a reasonably equivalent basis and Highly Compensated Employees, officers or shareholders of an Employer shall not be granted preferential loan terms.

          (h) If an active Employee defaults in the making of any payments on a loan when due and such default continues for 60 days thereafter, or in the event of such active Employee's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default, and the entire unpaid balance with accrued interest shall become due and payable. If a former Employee defaults in the making of any payment on a loan when due and such default continues for 30 days thereafter, or in the event of the borrower's bankruptcy, impending bankruptcy, insolvency or impending insolvency, the loan shall be deemed to be in default and the entire unpaid balance with accrued interest shall become due and payable. The Committee or its designee may pursue collection of the debt by any means generally available to a creditor where a promissory note is in default, or, if the entire amount due is not paid within 60 days following default or in the case of a former Employee or Beneficiary, within 30 days following the default, the Committee or its designee may execute upon the collateral and apply the proceeds from the sale or disposition of such collateral in satisfaction of the unpaid principal and accrued interest. Alternately, the Committee may treat the entire unpaid balance of a loan deemed in default as a distribution from the Plan. The Participant or Beneficiary shall remain personally liable for any remaining deficiency.

          (i) Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.

          (j) Amounts of principal and interest received on a loan shall be credited to the Participant's Plan Accounts and the loan shall be considered an asset of the Plan Accounts.

          (k) The Committee shall, from time to time, establish the terms and conditions on which the loans will be made, including the frequency, interest rate, maturity dates, loan application fees, if any, and the selection and order of sub-accounts used in making such loans. In making its determination with respect to eligibility for loans and interest rates thereof, the Committee shall adopt uniform and non-discriminatory rules and its determination shall be final and binding.

          (l) Notwithstanding any other provision of this Section 8.3 to the contrary, loans may be granted only to Participants who are "parties in interest" as defined under Section 3(14) of ERISA. Determination of who is a party in interest shall be made by the Plan Administrator with the advice of counsel.
          (m) In the event a Participant's transfer of employment from another participating Employer changes such Participant's current payroll status, any outstanding loan balance will be reamoritized in accordance with the terms of the Plan.

          Section 8.4. Distribution Upon Termination of Employment. Whenever a Participant terminates his employment with his Employer or its Affiliate, then the Participant, or, in a proper case, his Beneficiary, shall be entitled to a distribution of an amount equal to the value of the Participant's Plan Accounts determined as of the Valuation Date on which the distribution is processed.

          Section 8.5.   Time and Manner of Distributions.

          (a) Any distribution to which a Participant becomes entitled by reason of a withdrawal under Sections 8.1, 8.2 or 8.3 or distribution under
Section 8.4, or which is to be made to an alternate payee pursuant to the provisions of Article 13, shall be paid by the Trustee in a lump sum at the instruction of the Administrator within 60 days following the close of the calendar month in which the withdrawal or request for receipt is received.

          b) If full distribution of the amount to which a Distributee becomes entitled cannot be made within 60 days following the date of termination or request for receipt, if applicable, pursuant to Section 8.4 because the Participant cannot be located, the undistributed balance of such amount shall remain invested in such fund or funds in which such amount had been invested immediately prior to the date of termination or request for receipt.

          Section 8.6.   Designation of Beneficiary.

          (a) The Beneficiary of a Participant who is married shall be his spouse. Should a Participant who is married desire to elect a Beneficiary other than his spouse, he may do so only in the form prescribed by the Administrator, which shall require the written consent of such spouse to the Participant's election of another Beneficiary. To be effective, such written consent must be notarized or witnessed by the Administrator or his designee.

          (b) If a Participant is not married or if the Participant proves to the satisfaction of the Administrator that his spouse cannot be located, then the Participant shall have the right to designate any Beneficiary or Beneficiaries.

          (c) The Beneficiary of a Participant shall receive any distribution upon the death of the Participant or, in accordance with Section 8.5, in the case of a Participant who dies subsequent to termination of his employment but prior to distribution of the entire amount to which he is entitled under the Plan, to receive any undistributed balance to which such Participant would have been entitled subject to the provisions of Section 8.8, if applicable.

          A Participant described in Paragraph (b) of this Section 8.6 may from time to time without the consent of the non-spouse Beneficiary change or cancel any such designation. A Participant who has obtained spousal consent in accordance with Paragraph (a) of this Section 8.6 may change or cancel a subsequent Beneficiary designation only upon obtaining spousal consent, in accordance with Paragraph (a) of this Section, to the new Beneficiary designation. Such designation and each change therein shall be made in the form prescribed by the Administrator and shall be filed with the Administrator or his designee.

          If no Beneficiary has been named by a deceased unmarried Participant or the spouse of a deceased Participant cannot be located or the designated Beneficiary or spouse, as applicable, has predeceased the Participant or the designated Beneficiary or spouse has died prior to complete disbursement of the Participant's account balance, the balance of the deceased Participant's accounts shall be distributed by the Trustee at the direction of the Administrator, where applicable, (i) to the surviving spouse of such deceased Participant, if any, or (ii) if there shall be no surviving spouse, the surviving children of such deceased Participant, if any, in equal shares, or
(iii) if there shall be no surviving spouse or children, to the executors or administrators of the estate of such deceased

Participant, or (iv) if no executor or administrator shall have been appointed for the estate of such deceased Participant within six months from the date of the Participant's death, to the person or persons who would be entitled under the intestate succession laws of the state of the Participant's domicile to receive the Participant's personal estate.

          Nothing in this Section 8.6 shall contravene any applicable provision (directing payment to an alternate payee) of a qualified domestic relations order determined to be such by the Administrator or the Committee in accordance with the procedures set forth in Article 13.

          Section 8.7. Distribution to Minor and Disabled Distributees. Any distribution under this Article which is payable to a Distributee who is a minor or to a Distributee who, in the opinion of the Committee, is unable to manage his affairs by reason of illness or mental incompetency, may be made to or for the benefit of any such Distributee in such of the following ways as the Committee may direct: (a) directly to any such minor Distributee if, in the opinion of the Committee, he is able to manage his affairs, (b) to the legal representative of any such Distributee, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor Distributee, or (d) to some near relative of such Distributee to be used for the latter's benefit. Neither the Committee nor the Trustee shall be required to see to the application by any third party of any distribution made to or for the benefit of a Distributee pursuant to this Section.

          Section 8.8.  Deferral of Distribution upon Termination of Employment.

          (a) Notwithstanding anything in this Article or Plan to the contrary, a Participant who is terminating his employment and is eligible for early or normal retirement under any pension plan of the Company will be permitted to elect, at any time prior to his termination, to defer receipt of distribution of his entire Plan Accounts. A Participant electing deferral of his distribution under this Section 8.8 shall receive his distribution by notifying the Administrator or his designee at least sixty days prior to the date he wishes to receive it. His Plan Accounts shall then be valued according to the terms of Section 7.4. Prior to December 31, 1996, if a Participant has not notified the Administrator by sixty days prior to his 70th birthday, his Plan Accounts shall automatically be distributed to him on that birthday. Effective December 31, 1996, a Participant who is not a "five percent owner" (as defined in Section 416(i) of the Code) may elect to defer receipt of a distribution under this Section 8.8 until April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment.

          Any Participant who makes a deferral election under this Section 8.8(a) shall retain for the full duration of the deferral period the authority to direct investments of his Plan Accounts, as provided under Section 6.2, 6.3 and 6.4. This Paragraph shall not be interpreted to allow or require the making of any type of contributions to such Participant's Plan Accounts.

          (b) A Participant who satisfies the following criteria must consent to any distribution before it is made and is entitled to defer receipt of his entire Plan Accounts until no later than his 70th birthday: (i) termination of employment prior to eligibility for early or normal retirement under any pension plan of the Company and (ii) a Plan Accounts valued in excess of $3500 as of the Valuation Date occurring closest to his termination of employment. Such a Participant may elect to receive the value of his entire Plan Accounts in a lump sum at any time prior to his 70th birthday upon sixty days written notice to the Plan Administrator or his designee. Any Participant who has not notified the Plan Administrator within sixty days of his 70th birthday shall automatically receive his distribution on that birthday. Effective for calendar years commencing after December 31, 1996, a Participant who is not a "five percent owner" (as defined in Section 416(i) of the Code) and who meets the requirements of (i) and (ii) above is entitled to defer receipt of his entire Plan Accounts until no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment. Any Participant who makes a deferral election under this Section 8.8(a) shall retain, for the full duration of the deferral period, the authority to direct investments of his Plan Accounts, as provided under Sections 6.2, 6.3 and 6.4. This paragraph shall not be interpreted to allow or require the making of any type of contributions to such Participant's Plan Accounts.

          A Participant who makes an election to defer distribution pursuant to this paragraph shall be considered an inactive Participant for all purposes of the Plan, including Article 5, for the period of time from termination of employment until distribution on the applicable date of receipt.

          (c) At the time the Participant elects to defer receipt of his distribution pursuant to this Section, he must also elect to receive his distribution in: (i) a lump sum on the date of distribution or (ii) in substantially equal annual installments not to exceed ten, which installments shall commence on the date requested for distribution.

          (d) At the time the Participant elects to defer receipt of his distribution pursuant to this Section, he must also make an election for the method of distribution in the event of his death prior to total distribution. The Participant shall elect that his Beneficiary, designated pursuant to Section 8.5, shall receive his Plan Accounts (i) in a lump sum within sixty days following the date of his death or (ii) in equal annual installments not to exceed five installments commencing on the date of his death.

          (e) Notwithstanding the foregoing provisions of this Article 8, distribution of the Participant's Plan Accounts shall begin not later than the sixtieth day after the latest of the close of the Plan Year in which occurs:

          (i)  his termination of employment,

          (ii) the tenth anniversary of the commencement of his participation in the Plan, or

          (iii)  his 65th birthday,

except to the extent that the Participant has elected to defer the distribution pursuant to this Section 8.8.

          (f) Notwithstanding subsection (e) and except as provided otherwise in this subsection (f), distribution of a Participant's Plan Accounts shall be made no later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 regardless of whether he terminates employment. Effective for calendar years beginning after December 31, 1996, with respect to a Participant other than a "five percent owner" (as defined in Section 416(i) of the Code), distribution of a Participant's Plan Accounts shall be made no later than April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment.

          (g) If the amount of a distribution required to commence on the date determined under this subsection cannot be ascertained by the Committee, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty days after the earliest date on which the amount of such payment can be ascertained and the Participant can be located.

          Section 8.9. Conditions for Distributions to Beneficiary, Upon Death of a Participant.

          (a) Notwithstanding subsections (c) and (d) of Section 8.8 or any other section of the Plan, if a Participant dies prior to entire distribution of his Plan Accounts and after attainment of age 70, his Plan Accounts shall be distributed to his Beneficiary as rapidly as the method in effect for distributions to the Participant.

          (b) Notwithstanding Section 8.8 to the contrary, if the Participant dies prior to entire distribution of his Plan Accounts and prior to age 70, his Plan Accounts shall be distributed in a lump sum or by the method selected by the Participant, provided that distribution shall begin not later than (i) December 31, of the calendar year following the calendar year of the Participant's death or (ii) the calendar year in which the Participant would have attained age 70, whichever is later.

           Section 8.10. Direct Rollovers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.



                                   ARTICLE 9
                    SPECIAL RULES RELATING TO RE-EMPLOYMENT
                    OF TERMINATED EMPLOYEES AND EMPLOYMENT
                              BY RELATED ENTITIES

          If a terminated Participant who is entitled to receive payments pursuant to Sections 8.4 or 8.8 is reemployed prior to receipt of his deferred distribution pursuant to Section 8.8 or is reemployed prior to total distribution, such payments shall remain deferred or be suspended, as applicable, until the later of such Participant's subsequent termination of employment or his attainment of age 70.

                                   ARTICLE 10
                                 ADMINISTRATION

          Section 10.1.  The Committee.

          (a) The Board of Directors of the Company shall appoint a Committee consisting of certain members responsible (except for duties specifically vested in the Trustee and the Investment Manager) for the administration of the provisions of the Plan. The Company and the Committee shall be "named fiduciaries" within the meaning of such term as used in ERISA. The Board of Directors of the Company shall have the right at any time, with or without cause, to remove any member of the Committee. A member of the Committee may resign and his resignation shall be effective upon delivery of his written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Board of Directors of the Company may appoint a successor member. All successor members of the Committee shall have all the rights, privileges and duties of their predecessors, but shall not be held accountable for the acts of their predecessors.

          (b) Any member of the Committee may, but need not, be an employee or director, officer or shareholder of any of the Employers, and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his rights under the Plan.

          (c) The Committee shall have the duty and authority to interpret and construe the Plan in regard to all questions of eligibility and the status and rights of Participants, Distributees and other persons under the Plan. Each Employer shall, from time to time, upon request of the

Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties.

          (d) The Committee shall supervise the collection and delivery of such contributions to the Trustee from time to time. Notwithstanding any other provision of the Plan to the contrary the Committee has the right to lower the Salary Reduction Contributions (on a prospective basis) of any Participant who is a Highly Compensated Employee at any time during the Plan Year where the Committee deems such action to be necessary to insure that the Plan complies with the rules set forth in Sections 4.6(a) and 4.10(b)(i) and (ii).

          (e) The members of the Committee may allocate their responsibilities among themselves and may designate any person, partnership or corporation to carry out any of their responsibilities. Any such allocation or designation should be reduced to writing and such writing shall be kept with the records of the meetings of the Committee.

          (f) The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Committee may select a chairman and shall keep the Trustee advised of the identity of the member holding such office. The Committee shall appoint one of its members to act as the Plan's agent for service of legal process. The Committee shall select a secretary, who need not be a member of the Committee, and shall keep the Trustee advised of the identity of the person holding such office. The secretary shall keep records of all meetings of the Committee and forward all necessary communications to the Trustee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

          (g) The members of the Committee, and each of them, shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan, and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Company shall indemnify the members of the Committee, and each of them, from the effects and consequences of their acts, omissions and conduct in their official capacity as members of the Committee. Such indemnification shall extend to any action, suit or proceeding to which the members shall be made or threatened to be made a party, whether civil, criminal, administrative or investigative, and whether or not terminated by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent; provided, however, such indemnification shall not extend to any action, suit, or proceeding in which it shall be finally adjudicated that (1) a member did not act in good faith, and
(2) with respect to any criminal action or proceeding, the member did not have reasonable cause to believe his conduct was lawful.

          (h) No member of the Committee shall receive any compensation or fee for his services, unless otherwise agreed between such member of the Committee and the Employers, but the Employers shall reimburse the Committee members for any expenditures incurred in the discharge of their duties as Committee members.

          (i) The Committee may employ such counsel (who may be of counsel for any Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

          Section 10.2.  Plan Administrator.

          (a) The Company shall appoint a Plan Administrator (as such term is used in ERISA) who may but need not be a Participant or shareholder of the Company and such status shall not disqualify him from taking any action hereunder or render him accountable for any distribution or other material advantage received by him under the Plan, provided that he shall not take part in any matter involving solely his rights under the Plan.

          (b) The Plan Administrator shall be responsible for the operation of the Plan within the policies, interpretations, rules and procedures of the Committee. The Plan Administrator shall also perform such ministerial functions with respect to the Plan as the Committee shall from time to time designate.

           Section 10.3. Claims Procedure. If any Participant or Distributee believes he is entitled to benefits in an amount greater than those which he is receiving or has received, he may file a claim with the Administrator. Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Plan Administrator shall review the claim and, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of his decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. Such notice shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. The Plan Administrator shall also advise the claimant that he or his duly authorized representative may request a review by the Committee of the denial by filing with the Plan Administrator, within 65 days after notice of the denial has been received by the claimant, a written request for such review. The claimant shall be informed that he may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 65-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the resulting final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such extension exceed 60 days. Such notice shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

           Section 10.4. Notices to Participants and Distributees. All notices, reports and statements given, made, delivered or transmitted to a Participant or Distributee shall be deemed to have been duly given, made, delivered or transmitted when mailed by first class mail with postage prepaid and addressed to such person at the address last appearing on the records of the Committee. A Participant or Distributee may record any change of his address from time to time by written notice filed with the Committee.

           Section 10.5. Notices to Committee or Employers. Written authorizations, directions, notices and other communications to the Employers or the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such authorizations, directions, notices and other communications, or when mailed by first class mail with postage prepaid and addressed to the addressees at the addresses specified upon such forms.

          Section 10.6. Records. The Committee shall keep a record of all of its proceedings and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in its judgment for the administration of the Plan.

          Section 10.7. Reports of Trust Fund. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee.

                                  ARTICLE 11
                       PARTICIPATION BY OTHER EMPLOYERS

          Section 11.1. Adoption of Plan. With the consent of the Company, any corporation may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan, (b) filing with the Committee a duly certified copy of the Plan as adopted by such corporation and
(c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such corporation.

           Section 11.2. Withdrawal from Plan. Any Employer may withdraw from participant in the Plan at any time by filing with the Committee a duly certified copy of a resolution of its board of directors to that effect and giving notice of its intended withdrawal to the Committee, the other Employers and the Trustee prior to the effective date of withdrawal.

          Section 11.3. Company as Agent for Employers. Each corporation which shall become a participating Employer pursuant to Section 11.1 or Article 12 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of Employees of the particular Employer and their Beneficiaries is set aside in a separate trust as provided in Section 14.2.

                                   ARTICLE 12
                          CONTINUANCE BY A SUCCESSOR

          In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another corporation other than an Employer shall succeed to all or substantially all of such Employer's business, such successor corporation may be substituted for such Employer under the Plan by adopting the Plan and becoming a party to the Trust agreement. Contributions by such Employer and by its employees shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor corporation for the Employer under the Plan becomes effective. If, within 90 days from the effective date of any such reorganization, such successor corporation shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Committee shall direct the Trustee to distribute the portion of the Trust applicable to such Employer in the manner provided in Section 14.3.

                                  ARTICLE 13
                       NON-ASSIGNABILITY EXCEPTIONS FOR
                      DOMESTIC RELATIONS ORDERS AND LOANS

          Section 13.1.  Domestic Relations Orders. The restrictions imposed by
Section 14.2 shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

          Notwithstanding anything else in the Plan to the contrary, distribution from a Participant's Plan Accounts may be made to an Alternate Payee (as defined in Code Section 414(p)), pursuant to a "qualified domestic relations order" prior to attainment of age 50 or separation from service by the Participant if the "qualified domestic relations order" provides that the Plan and the Alternate Payee may agree in writing to an earlier distribution and distribution is made pursuant to such written agreement.

           Section 13.2. Loans. The restrictions imposed by Section 14.2 shall not apply to the extent a Participant is indebted to the Plan, for any reason, under the terms of the Plan. At the time a distribution is to be made to a Participant or Beneficiary, such proportion of the amount distributed as shall equal such indebtedness shall be paid by the Trustee to the Administrator, at the direction of the Administrator or the Committee, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be paid in whole or part from the Participant's Plan

Accounts. If the Participant or the Beneficiary does not agree that the indebtedness is a valid claim against his Plan Accounts, he shall be entitled to a review of the validity of the claim in accordance with Section 10.3.

                                  ARTICLE 14
                                 MISCELLANEOUS

          Section 14.1. Expenses. Except as otherwise provided in Section 6.4 and elsewhere in the Plan, all costs and expenses incurred in administering the Plan and the Trust Fund, including the fees of counsel and any agents for the Committee, the expenses of the Committee, the fees, charges and costs of, and incurred by, the Investment Manager, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses, shall be borne by the several Employers in such proportions as the Committee shall determine to be equitable and proper.

           Section 14.2. Non-Assignability. It is a condition of the Plan, and all rights of each Participant and Distributee shall be subject thereto, that no right or interest of any Participant or Distributee in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or Distributee in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Distributee, including claims for alimony or the support of any spouse.

          Section 14.3. Employment Non-Contractual. The Plan confers no right upon any Employee to continue in employment.

          Section 14.4. Limitation of Rights. A Participant or Distributee shall have no right, title or claim in or to any specific asset of the Trust, but shall have the right only to distributions from the Trust Fund on the terms and conditions herein provided.

          Section 14.5. Merger or Consolidation with Another Plan. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, Distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

          Section 14.6. Reversion of Employer contributions. No part of the Trust Fund shall revert or be repaid to an Employer either directly or indirectly. However, any contribution made by the Company by reason of a good faith mistake of fact, or the portion of any contribution made by the Company which exceeds the maximum amount for which a deduction is allowable to the Company for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of the Company be returned by the Trustee to the Company. The Company's request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to the Company pursuant to this paragraph shall be the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the amount contributed by mistake shall not be returned to the Company, but losses attributable thereto shall reduce the amount so returned. If return to the Company of the amount contributed by mistake would cause the balance of any Participant's account as of the date such amount is to be returned to be reduced to less than what would have been the balance of such account as of such date had such amount not been contributed, the amount to be returned to the Company shall be limited so as to avoid such reduction.

                                  ARTICLE 15
                     AMENDMENT, WITHDRAWAL AND TERMINATION

          Section 15.1. Amendment. The Company may at any time and from time to time amend or modify the Plan by written instrument duly adopted by the Board of Directors of the Company. Any such amendment or modification shall become effective on such date as the Company shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

          Section 15.2. Withdrawal. If an Employer shall withdraw from the Plan under Section 11.2, the Committee shall determine the portion of the Trust Fund held by the Trustee which is applicable to the Participants and former Participants of such Employer, and shall direct the Trustee to segregate such portion in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer.

          The portion of the Trust Fund applicable to the Participants and former Participants of a particular Employer shall be the total amount credited to the Plan Accounts of the Participants and former Participants of such Employer.

          Section 15.3. Termination. Any Employer may at any time terminate its participation in the Plan by resolution of its board of directors to that effect.

          A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section.

          If the Internal Revenue Service shall refuse to issue an initial favorable determination letter that the Plan and Trust as adopted by an Employer meet the requirements of Section 401(a) of the Code and that the Trust is exempt from tax under Section 501(a) of the Code, the Employer may terminate its participation in the Plan and the Committee shall direct the Trustee to pay and deliver the portion of the Trust Fund applicable to the Participants and former Participants of such Employer, determined pursuant to Section 15.2, to such Employer and such Employer shall pay to Participants or their Beneficiaries the part of such Employer's portion of the Trust Fund as is attributable to contributions made by Participants.

          Section 15.4. Trust to be Applied Exclusively for Participants and Their Beneficiaries. Subject only to the provisions of the second paragraph of
Section 15.3 and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust to be used for or diverted to any purpose not for the exclusive benefit of Participants and their Beneficiaries either by operation or termination of the Plan, by power of amendment or by other means.

          Section 15.5. Distribution Upon Sale of Assets. All contributions and income attributable thereto under the Plan shall be distributed to Participants, as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

           Section 15.6. Distributions Upon Sale of Subsidiary. All contributions and income attributable thereto under the Plan, shall be distributed, as soon as administratively feasible after the sale, to an entity that is not an Affiliated Employer, of an incorporated Affiliated Employer's interest in a subsidiary to Participants employed by such subsidiary.


                                  ARTICLE 16
                         TRANSFER OF ACCOUNT BALANCES


          This Article applies only to certain hourly-paid employees of American Cyanamid Corporation ("Cyanamid") at its Brewster Phosphates operation who became employees of International Minerals Chemical Corporation ("IMC") as of October 11, 1986 and the transfer of those employees' account balances from the Cyanamid Employees Savings Plan to this Plan on or about August 1, 1987.

          Cyanamid maintained a savings plan for certain or its employees known as the "Cyanamid Employees Savings Plan" ("Cyanamid Plan"). Certain of the former Cyanamid hourly paid employees who are now employees of the Company have account balances in the Cyanamid Plan. The terms of this Plan shall apply in this Article 16 except as otherwise noted herein.

          Section 16.1. Transfer of Accounts and Vesting. The account balances of all hourly employees at Brewster Phosphates in the Cyanamid Employees Savings Plan who became hourly employees of IMC on or after October 11, 1986 shall be transferred in cash from the Trust for the Cyanamid Employees Savings Plan to the Life Insurance Company of North America to a guaranteed income contract within which assets of the Plan are to be invested. Each Participant having an account so transferred will be fully and nonforfeitably vested in such account balance as increased by any investment gains and decreased by any investment losses.

           Section 16.2. Participant Accounts. Participants affected by this Article shall have Accounts structured as follows:

          (a) Cyanamid Salary Reduction Sub-Account - consisting of contributions and income accrued thereon primarily made by the employer under the Cyanamid Employees Savings Plan by means of the Participant's election to reduce his salary.

          (b) Fertilizer Salary Reduction Sub-Account - consisting of contributions and income accrued thereon made under Section 4.1 of this Plan commencing January 1, 1988.

          (c) Employee After Tax Sub-Account - consisting of contributions and income thereon previously made by the Participant under the Cyanamid Employees Savings Plan on an elective after-tax basis.

          (d) Employer Sub-Account - consisting of contributions and income thereon previously made by the employer to a Participant's account under the Cyanamid Employees Savings Plan.

          Section 16.3. Contributions. Contributions by salary reduction only will be permitted pursuant to the terms of the Plan commencing January 1, 1988.

          Section 16.4. Distribution from Participant's Accounts Upon Termination of Employment.

          (a)(i) Unless otherwise elected as provided below, a Participant who is married on the "annuity starting date" and who does not die before the "annuity starting date" shall have the value of his benefits applied to the purchase of a non-transferable joint and survivor annuity. The joint and survivor annuity shall be equal in value to a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to 50% of the rate at which such benefits were payable to the Participant. An unmarried Participant shall have the value of his benefit applied to the purchase of a non-transferable life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement.

          (ii) Any election to waive the joint and survivor annuity must be made by the Participant in writing during the election period and be consented to by the Participant's spouse. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent. Such spouses's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time during the election period. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

          (iii) The election period to waive the joint and survivor annuity shall be the 90 day period ending on the "annuity starting date."

          (iv) For purposes of this Section, the "annuity starting date" means the first day of the first period for which an amount is payable as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

          (v) With regard to the election the Administrator shall provide the Participant within a reasonable period of time before the "annuity starting date" (and consistent with Regulations), a written explanation of:

                 (1) the terms and conditions of the joint and survivor annuity,
                     and

                 (2) the Participant's right to make an election to waive the joint and survivor annuity, and

                 (3) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

                 (4) the right of the Participant to revoke such election, and the effect of such revocation.

                 (5) general information on the relative financial effect on the
                     Participant of the various optional forms of benefit under the Plan,

                 (6) if the annuity starting date is (or would be) before the date specified in subsection (6) below, the right of the Participant to defer receipt of the distribution as provided in subsection (6) below.

          (vi) The distribution of a benefit in the form of a joint and survivor annuity shall require the Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. At least 30 days but no more than 90 days before the selected date, the Plan Administrator will provide the Participant with election forms and the material required by subsection (c) above, including a written explanation of the Participant's right to defer receipt of the distribution. The Participant must give written consent to the distribution after receiving the notice and not more than 90 days before the annuity starting date. No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

          (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive the retirement benefit in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the Participant or his Beneficiary may elect to have any amount to which he is entitled under the Plan in one or more of the following methods:

          (i)    One lump-sum payment in cash; or

          (ii) Payments through purchase of a non-transferable annuity over a period 60, 120, 180, 300 or 360 months commencing the first day of the month immediately following the month of termination of his status as an Employee. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

          (c) The present value of a Participant's joint and survivor annuity derived from Employer and Employee contributions may not be paid without his written consent if the value exceeds $3,500. further, the spouse of a Retired Participant must consent in writing to any immediate distribution. If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $3,500, the Administrator may immediately distribute such benefit without such Participant's consent. No distribution may be made under the preceding sentence after the annuity starting date unless the Participant and his spouse consent in writing to such distribution.

Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 16.4(a)(2).

          (d) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) of the Regulations thereunder (including Regulation Section 1.401(a)(9)(2):

          (i) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (1) the calendar year in which the Participant attains age 70-1/2 or (2) the calendar year in which the Participant retires, provided, however, that this clause (2) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the 5-Plan Year period ending in the calendar year in which he attains age 70-1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (2) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years beginning after December 31, 1988, clause (2) above shall not apply to any Participant unless the Participant had attained age 70-1/2 before January 1, 1988 and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66-1/2 or any subsequent Plan Year.

          (ii) Distributions to a participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder. Additionally, for calendar years beginning before 1989, distributions may also be made under an alternative method which provides that the then present value of the payments to be made over the period of the Participant's life expectancy exceeds fifty percent (50%) of the then present value of the total payments to be made to the Participant and his Beneficiaries.

          (e) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse shall be redetermined annually in accordance with Regulations. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation Section 172-9.

          Section 16.5.  Distribution of Benefits Upon Death.

          (a) Unless otherwise elected as provided below, a Participant who dies while employed and who has a surviving spouse shall have his death benefit paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death. If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of his Normal Retirement Age or age 62. However, the spouse may elect a later commencement date. Any distribution to the Participant's spouse shall be subject to the rules specified in Section 16.5(j).

          (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 16.4(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary or the alternative form of death benefit to be paid in lieu of the Pre-Retirement Survivor Annuity. Notwithstanding the foregoing, the nonspouse Beneficiary or the alternative form of death benefit need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary or a specific form of benefit and that the spouse voluntarily elects to relinquish one or both of such rights.

          (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the

Participant's death. In the event a Participant separates from Service prior to the beginning of the election period, the election period shall begin on the date of such separation from Service.

          (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to
Section 16.4(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

          (i) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

          (ii) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 32, the explanation must be provided by the end of the three-year period beginning with the first day of the first Plan Year for which the individual is a Participant;

          (iii) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

          (iv) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

          (v) A reasonable period after separation from Service in the case of a Participant who separates before attaining age 35. For this purpose, the Administrator must provide the explanation at the time of separation or within one year after separation.

          (e) If the value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $3,500, the Administrator shall direct the immediate distribution of such amount to the Participant's spouse. No distribution may be made under the preceding sentence after the annuity starting date unless the spouse consents in writing. If the value exceeds $3,500, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution. Any written consent required under this paragraph must be obtained not more than 90 days before commencement of the distribution and shall be made in a manner consistent with Section 16.4(a)(2).

          (f) In the event the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary in a lump sum as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject to the rules specified in Section 16.5(g).

          (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If the death benefit is paid in the form of a Pre-Retirement Survivor annuity, then distributions to the Participant's surviving spouse must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant dies; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 16.4 as of his date of death. If a Participant dies before he has begin to receive any distribution of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations (and distributions are not to be made in the form of a Pre-Retirement Survivor Annuity), then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs. However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, then in lieu of the preceding rules, distributions must be made over a period not extending beyond the life expectancy of the spouse (or over a period not extending beyond the life expectancy of the spouse) and must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant. However, the 5-year distribution requirement of the preceding sentence shall not apply to any portion of the decreased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

          Section 16.6. Withdrawals from Members' Accounts During Employment.

          (a)     Withdrawals of 401(k) Contributions.

          (i) Prior to a Participant attaining the age of 59-1/2, such Participant may not withdraw while an Employee any 401(k) contributions contributed in his behalf, or income thereon, except in case of hardship or disability within the meaning of
                  Section 401(k) of the Code. No distribution based on hardship shall exceed the amount determined to be necessary in light of immediate and heavy financial needs of the Participant and not reasonably available from the other resources of the Participant. Effective January 1, 1989 no distribution based on hardship may exceed the amount of the Participant's 401(k) contributions. The decision of the Committee will be final in determining the existence of a hardship and the amount which may be withdrawn, but the Administrator shall make such determinations on a uniform and non-discriminatory basis.

          (ii) When a Participant has attained age 59-1/2, 401(k) contributions contributed on behalf of such Participant and income thereon may be withdrawn.

          (b) Withdrawals of Employee After-Tax Contributions. A Participant may withdraw from his accounts representing Employee After-Tax Contributions and Income thereon cash in any amount equal to or less than his Employee After-Tax Account.

          (c) Withdrawals of Company Contributions. After the maximum permitted withdrawals pursuant to Subsection (b), a Participant may withdraw in cash the value of his Employer Account representing Company Contributions and Income thereon which have been credited to such account for at least 24 months as of the effective date of the withdrawal.

          (d) Effective Date. Each withdrawal shall be effective as of the first Valuation Date occurring at least 30 (or such lesser number as the Administrator from time to time may determine) days after the date of receipt by the Administrator of the Participant's withdrawal request in the form prescribed by the Administrator. The value of Units credited to the Participant's accounts shall be calculated (in the manner specified in Article 7 of the Plan) as of such Valuation Date. The amounts to which the Participant is entitled shall be delivered to the Participant as soon as practicable after the effective date of the withdrawal.

          IN WITNESS WHEREOF, IMC-Agrico MP, Inc. has caused its corporate seal to be hereunto affixed by its officers thereunto duly authorized this ______ day of ___________________, 1997.

                                       IMC-AGRICO MP, INC.


                                       By:
                                           ---------------------------



(Corporate Seal)


ATTEST:



----------------------

                                 SURPLUS NOTE

$
 ___________                                                 Lexington, Kentucky


                                                             _____________, 1997



          FOR VALUE RECEIVED, as of __________, 1997, the undersigned, CHA HMO, Inc., a Kentucky corporation (the "Maker"), promises and agrees to pay to the order of ______________________, a Kentucky corporation having as its principal place of business ____________________, Kentucky (hereinafter the "Lender"), the principal sum of ____________dollars ($_______________.00), and accrued interest thereon at Maker's principal place of business, or such other location agreeable to the Maker, in immediately available funds, subject to the terms and conditions set forth below. The outstanding principal balance of this Note shall bear interest from and after the date hereof until this Note is fully paid, at a simple rate of interest per annum equal to six percent (6%). All interest on this Note shall be computed on the basis of the actual number of days elapsed over a 365 day year.

1. The principal amount of this Note, together with all accrued interest thereon, shall be repaid upon the expiration of the sixth (6th) calendar month following (i) the end of the last month for which capitation payment is received by the Maker pursuant to the Medicaid Health Care Partnership Contract Between The Commonwealth of Kentucky Department for Medicaid Services And A Health Care Partnership, Region 5 Managed Care Organization, LLC (hereinafter, the "Medicaid Contract"), or (ii) June 30, 2000, whichever first occurs; provided, however, that no repayment of principal or payment of interest shall be made if such payment would impair the Required Surplus of Maker, as defined below, and provided further, that no repayment of principal or payment of interest shall be made hereunder except to the extent of Maker's surplus and reserves existing at the time of such payment solely in connection with Maker's Medicaid business arising in connection with the Medicaid Contract (the "Medicaid Surplus"). The Medicaid Surplus, which shall be separately accounted for, available for repayment of principal and payment of interest hereunder at any given time shall be defined as the positive difference between (i) revenues received by Maker pursuant to the Medicaid Contract and (ii) accrued medical and administrative expenses arising in connection with the Medicaid Contract. No repayment of principal or payment of interest shall be made hereunder without the prior written approval of the Commissioner of the Department of Insurance for the Commonwealth of Kentucky based upon a finding that such repayment does not cause the surplus and reserves of Maker to be less than the minimum surplus and reserves required for Maker pursuant to the terms of Chapter 304 of the Kentucky Revised Statutes (the "Required Surplus"). The obligations of Maker evidenced by this Note shall not constitute a legal liability of Maker except to the extent to which the total surplus and reserves, including interest accruals, of Maker exceed the Required Surplus of Maker.

2. All payments of principal and interest herein shall be postponed, deferred and subordinated to the prior payment by Maker of all of accrued obligations currently due and payable by Maker to any and all third parties ("Senior Liabilities") from time to time. It is the intention of the parties that, in the normal course of business, this subordination applies only to the periodic payments on the Senior Liabilities as they become due and payable from time to time; it is not the intention of the parties that in the normal course of business Maker shall pay in full all Senior Liabilities before any payments are made on the Notes hereunder. In the event of insolvency, Maker shall pay in full all Senior Liabilities before any payments are made on the Notes hereunder, unless Maker obtains the prior approval of the Department of Insurance for the Commonwealth of Kentucky to act otherwise.

3.  As used herein, the term "Event of Default" shall mean the following:

(a) a default in the payment of principal and/or interest as and when the same is or becomes due and payable hereunder and such default continues for a period of thirty (30) day following the due date thereof; provided, however, that the failure of Maker to make any repayment of principal or payment of interest hereunder as a result of and to the extent of inadequacy of the Medicaid Surplus or Required Surplus, or failure of the Department of Insurance for the Commonwealth of Kentucky to approve such repayment or payment shall not be deemed to constitute an Event of Default hereunder.

(b) default in the performance, or breach, of any covenant or warranty of the Maker in this Note (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in section 8 hereof), and continuance of such default or breach for a period of 90 days after there has been given to the Maker by the holder of this Note a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

(c) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Maker insolvent, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Maker or of any substantial part of its property, or ordering the winding up

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

or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days, or

(d) the institution by the Maker of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal Bankruptcy law or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Maker or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Maker in furtherance of any such action.

4. If an Event of Default occurs and is continuing, the holder of this Note may declare the principal of this Note to be due and payable immediately, by a notice in writing to the Maker, and upon any such declaration such principal shall become immediately due and payable, subject to the provisions of section 1 hereof.

5. To the extent that the Commissioner prohibits payment of all or a portion of the principal or interest of this Note pursuant to the provisions of section 1 hereof, or to the extent that it is otherwise established that payment of interest or principal would impair the Required Surplus of Maker, the failure by the Maker to make a principal or interest payment hereunder shall not constitute an Event of Default. The prohibition by the Commissioner of principal or interest payments or nonpayment of principal or interest to the extent that such payment would impair

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

Required Surplus shall not be considered to be a cancellation or forgiveness of the indebtedness hereunder and within 30 days after the removal of such prohibition or impairment the Maker shall make payment of all amounts owing hereunder.

6. To the extent that the Medicaid Surplus is insufficient to allow for repayment of principal or payment of interest hereunder when such payments are otherwise due hereunder, the failure of Maker to repay such principal or pay such interest shall not constitute an Event of Default. In the event of a Medicaid Surplus deficiency, Maker shall, subject to the requirements of sections 1 and 12 hereof, and other provisions hereof, repay such principal and pay such interest arising hereunder to the extent, if any, permitted by the Medicaid Surplus, and this Note shall be canceled and the obligations of Maker hereunder shall terminate. In the event the Medicaid Contract is renewed for one
(1) or more renewal terms commencing subsequent to June 30, 2000, this Note shall remain in force and accrue interest hereunder with respect to all unpaid principal amounts due hereunder, and Maker shall, subject to the conditions of sections 1 and 12 hereof, and other provisions hereof, repay such principal and pay such interest as may be permitted by a Medicaid Surplus determined to exist upon the expiration of six (6) months following the end of each such renewal term; upon the expiration of the six (6) month period following the final renewal term, this Note shall be canceled and the obligations of Maker hereunder shall terminate.

7. The Maker covenants that if default is made in the payment of the principal of this Note and accrued interest thereon at the maturity hereof, other than to the extent the Commissioner prohibits such principal payment or to the extent of inadequacy of the Medicaid Surplus or Required Surplus, the Maker will, upon demand by the holder of this Note, and subject to the

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

provisions of section 1 hereof, pay to it the whole amount then due and payable on this Note for principal and interest, with interest upon the overdue principal at the rate borne by this Note.

8. The Maker covenants that it shall not consolidate with or merge into any other corporation or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, and the Maker shall not permit any Person to consolidate with or merge into the Maker or convey, transfer or lease its properties and assets substantially as an entirety to the Maker, unless:

(a) in the event that the Maker shall consolidate with or merge into another corporation or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Maker is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Maker substantially as an entirety shall expressly assume, subject to the terms and conditions hereof, the due and punctual payment of the principal of and interest on this Note and the performance of every covenant of this Note on the part of the Maker to be performed or observed;

(b) immediately after giving effect to such transactions no Event of Default, and no event which, after notice or lapse or time or both, would become an Event of Default, shall have happened and be continuing; and

(c) if, as a result of any such consolidation or merger or such conveyance, transfer, or lease, capital stock of the Maker would become subject to a pledge, lien or other encumbrance, the Maker or such successor corporation or Person, as the case may be, shall take such steps as shall

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

be necessary effectively to secure this Note equally and ratably with (or prior to) all indebtedness secured thereby.

     Upon any consolidation of the Maker with or merger of the Maker into any other corporation or any conveyance, transfer, or lease of the properties and assets of the Maker substantially as an entirety to any Person in accordance with this section 8, the successor corporation formed by such consolidation or into which the Maker is merged or to which such conveyance, transfer, or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Maker under this Note with the same effect as if such successor corporation had been named as the Maker herein.

     For purposes of this section 8, "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

9. As long as this Note remains outstanding, the Maker will not pay, or set apart any funds or property for the payment of, any dividend on, or make any distribution in respect to its shares to the holders of any shares of capital stock of the Maker (other than dividends or distributions payable in its capital stock or warrants or rights to purchase capital stock), and the Maker will not purchase, redeem or otherwise acquire or retire for value any shares of capital stock of the Maker, if, at the time of such declaration, payment, distribution, purchase, redemption, other acquisition or retirement, an Event of Default shall have occurred and be continuing or a prohibition by the Commissioner of payment of a principal or interest amount otherwise due is in effect.

10. In the event of reorganization, dissolution, liquidation, receivership, insolvency or bankruptcy of the Maker, the claims of the holder of this Note shall be subordinated to policyholder, claimant and beneficiary claims as well as debts owed to all other classes of creditors. The claims of the holder of this Note arising hereunder shall be superior to claims of the Maker's common and preferred shareholders arising in respect of such shares.

11. Subject to the provisions of section 1 hereof, this Note may be repaid, in whole at any time or in part from time to time, without premium or penalty and with interest to the date of payment only.

12. Except as may be provided for to the contrary in this section 12, all surplus notes issued in connection with financing the development expense associated with the Medicaid Contract (the "Surplus Notes") shall have the same rights and preferences; the principal of each shall be repaid and interest accruing on each shall be paid concurrently. In the event that a Medicaid Surplus or Required Surplus deficiency or action by the Commissioner of Insurance precludes the repayment of the principal amounts outstanding on all Surplus Notes, or accrued interest thereon, but would not preclude a partial payment thereof (an "Event of Partial Payment"), such principal amounts as may be repaid shall be repaid, and then such accrued interest as may be paid shall be paid, in the manner set forth below. Notwithstanding any provision herein to the contrary, any and all Surplus Notes issued to the owner of record and beneficially of the capital shares of the Maker (the "Shareholder Notes") shall
(i) be subordinated to the rights of the holders of all other Surplus Notes (the "Non-shareholder Notes") with respect to repayment of principal and payment of interest in the Event of Partial Payment, in the manner set forth below, and
(ii) shall be prepaid,
without interest, immediately upon the receipt of, and to the extent of, funds paid to the Maker in return for all of the Non-shareholder Notes issued subsequent to the date of issuance of the Shareholder Notes. In the Event of Partial Payment, subject to the terms and conditions of section 1 hereof, the Medicaid Surplus shall be distributed first to repay the outstanding principal amounts of all of the Non-shareholder Notes pro-rata in proportion to the principal amount of each such Non-shareholder Note issued and outstanding as a percentage of the aggregate sum of the principal amounts of all such Non-shareholder Notes, then to repay the outstanding principal amounts of the Shareholder Notes, then to pay accrued, unpaid interest with respect to the Non-shareholder Notes, and then to pay accrued, unpaid interest with respect to the Shareholder Notes.

13. Neither this Note nor any interest herein or right arising hereunder shall be assigned, transferred, pledged, mortgaged or hypothecated in any manner whatsoever without the prior written consent of the Maker; any such action for which prior written consent of Maker shall not have been obtained shall be void.

14. Failure of the Lender to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time.

15. This Note shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

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

     IN WITNESS WHEREOF, the Maker has executed this Note as of the day, month and year first above written.



                                         CHA HMO, Inc.


                                         By:
                                            --------------------------------

                                         Title:
                                               -----------------------------


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